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                                                                    EXHIBIT 23.3

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

Board of Directors
Infospace, Inc.
601 108th Avenue N.E., Suite 1200
Bellevue, Washington 98004

Members of the Board:

  We hereby consent to the use in the Registration Statement of Infospace, Inc. on Form S-4 and in the Joint Proxy Statement/Prospectus of Infospace, Inc. and Go2Net, Inc. which is part of the Registration Statement, of our opinion dated July 26, 2000 appearing as Annex B to such Joint Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the heading "Summary of the Joint Proxy Statement/Prospectus", "The Merger--Background of the merger", "The Merger-- Infospace's reasons for the merger" and "The Merger--Opinion of Infospace's financial advisor". In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                          MORGAN STANLEY & CO. INCORPORATED

Menlo Park, CA
August 11, 2000